Exhibit 99.(a)(1)(C)

Notice Of Guaranteed Delivery

EPIX Pharmaceuticals, Inc.

Offer to Exchange Shares of Common Stock
Plus a Cash Payment Plus Contingent Value Rights
for
Each $1,000 Principal Amount of Outstanding
3.00% Convertible Senior Notes due 2024 (the “Notes”)
CUSIP Nos. 26881QAB7 and 26881QAA9
and
Consent Solicitation
for
Amendments to the Related Indenture

This form or one substantially equivalent hereto must be used by registered holders of outstanding 3.00% Convertible Senior Notes Due 2024 (the “Notes”) who wish to tender their Notes in exchange for (i) 339 shares of common stock, par value $0.01 per share, plus (ii) a cash payment of $180.00, plus (iii) one (1) contingent value right (the common stock plus the cash payment plus the contingent value right, the “Exchange Consideration”) for each $1,000 principal amount of Notes pursuant to the Exchange Offer described in the Offer to Exchange and Consent Solicitation, dated April 7, 2009 (the “Offer to Exchange and Consent Solicitation”) and consent to the Proposed Amendments if the holder’s Notes are not immediately available or if such holder cannot deliver its Notes and letter of transmittal and consent (the “Letter of Transmittal and Consent”) (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to 5:00 P.M., New York City Time, on Monday, May 4, 2009. The Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued but unpaid interest through the consummation of the Exchange Offer on, the Notes so tendered and accepted. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or by mail to the Exchange Agent. See “The Offer — Guaranteed Delivery” in the Offer to Exchange and Consent Solicitation.

The Exchange Agent is:

U.S. Bank National Association

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:

U.S. Bank National Association	U.S. Bank National Association	U.S. Bank National Association
60 Livingston Avenue	60 Livingston Avenue	60 Livingston Avenue
St. Paul, MN 55107	St. Paul, MN 55107	1st Floor Bond Drop Window
St. Paul, MN 55107
ATTN: Specialized Finance	ATTN: Specialized Finance
(if by mail, registered or certified recommended)		ATTN: Corporate Trust Services — Specialized Finance

By Facsimile:	To Confirm by Telephone:
(657)-495-8158	(800)-934-6802
ATTN: Bondholder Communications	ATTN: Bondholder Communications

For Information:
(800)-934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal and Consent is required to be guaranteed by an eligible institution (as defined in the Offer to Exchange and Consent Solicitation), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Exchange and Consent Solicitation.

[Notice of Guaranteed Delivery Continued on Next Page]

Ladies and Gentlemen:

The undersigned hereby tenders to EPIX Pharmaceuticals, Inc. (the “Company”), and delivers consents in respect of, the principal amount of Notes indicated below, upon the terms and subject to the conditions contained in the Offer to Exchange and Consent Solicitation and the Letter of Transmittal and Consent, receipt of which is hereby acknowledged.

The Company urges all holders of Notes to read the Offer to Exchange and Consent Solicitation.

The undersigned agrees that tenders of Notes and the corresponding consents to the Proposed Amendments pursuant to the Exchange Offer and Consent Solicitation may be withdrawn at any time prior to the Expiration Date as provided in the Offer to Exchange and Consent Solicitation. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF NOTES TENDERED
Name and Address of
Registered Holder as it
	appears on the Notes	Certificate Number(s)	Principal Amount
	Name of Tendering Holder	for Notes	of Notes
Name of Tendering Holder	(Please print)	Tendered	Tendered*

*	- You must consent to the Proposed Amendments. Completion of this Notice of Guaranteed Delivery before the Expiration Date will constitute the tender of all Notes delivered and consent to the Proposed Amendments

PLEASE SIGN HERE

X	, 2009
X	, 2009
X	, 2009
Signature(s) of Owner	Date

The above must be signed by the holder(s) of Notes as their name(s) appear(s) on certificates for Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement, with such authorizing documents to be transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s)

Capacity:

Address:

☐ The Depository Trust Company (Check if Notes will be tendered by book-entry transfer)

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal and Consent (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal and Consent within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized Signature)
Address:	Title:

Name:
(Zip Code )	(Please Type or Print)

Date:
(Area Code and Telephone No.)

NOTE:

DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL AND CONSENT.

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